UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2010

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, Richard R. Grigg, Executive Vice President of FirstEnergy Corp. and President of FirstEnergy Utilities, notified FirstEnergy’s CEO of his decision to retire. Accordingly, his employment agreement (Grigg Agreement), dated February 26, 2008, with FirstEnergy Service Corp. (FE Service), was amended by mutual agreement to expire effective March 31, 2010 in accordance with its early termination provision.

In addition, on January 29, 2010, the employment agreement (Leidich Agreement), dated February 26, 2008, between FE Service and Gary R. Leidich, Executive Vice President of FirstEnergy and President of FirstEnergy Generation, was amended by mutual agreement to extend for an additional year through June 30, 2011.

All other terms of the Grigg Agreement and Leidich Agreement remain the same. The Grigg Agreement and Leidich Agreement were previously filed as Exhibit 10.5 and Exhibit 10.4, respectively, to FirstEnergy’s Form 10-K for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

February 3, 2010

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer